Exhibit 10.2


            THIRD AMENDMENT TO DIAMOND SHAMROCK, INC.
              SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Diamond Shamrock, Inc., a Delaware corporation, pursuant to authority granted by its Board of Directors, hereby adopts the following amendment to its Supplemental Executive Retirement Plan
(the "Plan").

1. New Section 2 (c) is added as follows and the former Section 2(c) and all subsequent subsections are re-lettered accordingly:

     (c) "Benefit Review Committee" means the committee appointed by the President, Chairman of the Board and Chief Executive Officer of the Corporation pursuant to Section 12 (c) hereof with power and authority to construe the Plan and determine all questions of eligibility and interpretation under the Plan pursuant to Section 12 (c) below.

2.  New Section 2 (f) is added as follows and the former Section 2
(f) and all subsequent subsections are re-lettered accordingly:

     (f) "Change in Control" will be deemed to have occurred when
     (1) a report is filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13 (d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
     Act) of securities representing more than 10% of the combined voting power of the then-outstanding voting securities of the Corporation and such acquisition has not been authorized, approved or recommended by majority vote of the Board of Directors prior to the date of the filing of such report, or
     (2) such other event has occurred which the Board of Directors may, in its sole discretion, by majority vote determine to constitute a change in control.

3. Effective December 5, 1995, Section 2 (m) "Early Retirement
Date" is amended by deleting the phrase "fifty-fifth (55)" and substituting the phrase "fifty-seventh (57)" in its place.

4. Effective December 5, 1995, Section 5 (b) is amended by deleting the phrase "fifty-five (55)" and substituting the phrase "fifty-seven (57)" in its place.

5. Section 6(a) is amended by the addition of the following paragraph:

     In the event of a Change in Control, the fraction described in clause (iii), above, will not be multiplied by the excess of (i) over (ii); clause (iii) will be eliminated from the formula for calculating the Normal
     Retirement Benefit.

6. Effective December 5, 1995, new Section 6(d) is added as follows:

     (d) Notwithstanding anything contained in Subsection (c) above to the contrary, the Normal Retirement Benefit may be paid in any of the following optional forms, at the discretion of the Compensation Committee: a life annuity; a number of equal annual installments not exceeding ten
     (10); a lump sum; or any other actuarially equivalent form of payment.

7.  New Section 6 (e)is added as follows:

     (e) In the event a Participant's employment is terminated following a Change in Control, the Participant's accrued benefit shall be distributed in the form of a lump sum to the Participant within sixty (60) days of such termination.

8. Section 7(a) is amended by the addition of the following phrase to the end of clause (i):

     provided, however, upon a Change in Control, this clause
     (i) shall not apply.

9.   New Section 7(c) is added to read as follows:

     (c) Notwithstanding anything contained herein to the contrary, in the event of a Change in Control, the right of a Participant to receive or to continue to receive any benefits hereunder shall at all times be fully vested and nonforfeitable.

10. The first sentence of the fourth paragraph of Section 12(a) is amended by deleting the phrase "Compensation Committee" and replacing it with "Benefit Review Committee."

11. Section 12(b) is amended by deleting the phrase "Compensation Committee" from each place in which it appears in the Section and replacing it with "Benefit Review Committee."

12. Section 12 is further amended by adding new subsections (c) and (d) as follows:

     (c) The President, Chairman of the Board and Chief Executive Officer of the Corporation shall appoint a Benefit Review Committee consisting of not less than three nor more than five persons, having the administrative responsibilities and discretionary authority described in this Section 12. The Benefit Review Committee has full power and authority to construe the Plan and determine all questions of eligibility and interpretation under the Plan. The determinations of the Benefit Review Committee shall be final and binding, subject only to Subsection (d), below.

     (d) The Plan and any claims arising from the Plan or in any way related to the Plan, are subject to and governed by the Diamond Shamrock, Inc. Dialogue Dispute Resolution Program ("Dialogue"). If a claim has been appealed from the Claims Coordinator to the Benefit Review Committee and the claimant desires to appeal the decision of the Benefit Review Committee, such appeal must be conducted solely within the limitations and procedures of Dialogue.

     The following amendments shall be effective December 5, 1995, and shall apply only to any Participant in the Plan who is designated a Participant on or after December 5, 1995:

13. Section 2(a) "Average Monthly Compensation" is amended to read in its entirety as follows:

     (a) "Average Monthly Compensation" means the result obtained by dividing the sum of the total Basic Compensation paid to a Participant during a considered period plus the total Incentive Compensation earned by a Participant with respect to such considered period by the number of months in the considered period. The considered period shall be the three (3) complete consecutive calendar years within the ten (10) consecutive calendar year period ending prior to the Participant's date of termination or disability, which yield the highest Average Monthly compensation, or in the event the Participant was employed for fewer than three
     (3) calendar years within such ten-year period, the considered period shall be all complete calendar months of Service with the Corporation. For purposes of determining whether Basic Compensation or Incentive Compensation was paid to or earned by, respectively, a Participant, no reduction shall be made for any amount deferred therefrom or for any pre-tax contribution made therefrom to any Qualified Plan.

14.  Section 2(b) is amended to read in its entirety as follows:

     (b) "Basic Compensation" means the paid base salary, paid sick days, paid vacation days taken for a calendar year, and payment for unused vacation time made to a Participant upon his termination of employment, but excluding Incentive Compensation, any amount previously deferred from Basic Compensation or Incentive Compensation, moving expenses, severance pay, payments under long-term disability insurance, income resulting from the exercise of stock appreciation rights, employee stock options, restricted stock awards and dividends thereon, performance units, and any other right granted under the Diamond Shamrock, Inc. 1987 Long Term Incentive Plan and the Diamond Shamrock, Inc. Long Term Incentive Plan, and the value of any perquisites, welfare benefits and fringe benefits such as life, medical, disability, or hospitalization insurance premiums and contributions made by the Corporation allocated to a Participant under any Qualified Plan.

15.  Section 6(a) is amended to read in its entirety as follows:

     (a) The monthly Normal Retirement Benefit of a
     Participant shall be equal to the amount calculated by subtracting (iii) from the product of (i) multiplied by
     (ii), as follows:

          (i) sixty percent (60%) of his Average Monthly
     Compensation, multiplied by

          (ii) a fraction, the numerator of which is the Participant's number of complete years of Plan
     Participation (but not greater than ten (10)) and the denominator of which is ten (10) minus

          (iii) the sum of his Other Retirement Benefits;

provided, however, that for purposes of this Section 6 (a), the Compensation Committee may credit a Participant with additional complete years of Plan Participation, and may provide that a Participant's Normal Retirement Benefit shall in no event be less than the product obtained by multiplying the fraction prescribed by clause (ii), above, by an amount specified by the Committee. In the event of a Change in Control, the benefit described in clause
(i), above, will not be multiplied by the fraction described in clause (ii); clause (ii) will be eliminated from the formula for calculating the Normal Retirement Benefit.

16.  Section 6(b) is amended to read in its entirety as follows:

     (b) The monthly Early Retirement Benefit of a Participant shall be equal to the amount calculated by subtracting
     (iv) from the product of (i) multiplied by (ii) and
     (iii), as follows:

          (i) sixty percent (60%) of his Average Monthly
     Compensation, multiplied by

          (ii) a fraction, the numerator of which is the Participant's number of complete years of Plan
     Participation (but not greater than ten (10)) and the denominator of which is ten (10), multiplied by

          (iii) the percentage obtained by multiplying five percent (5%) by the number of years and/or partial year, rounded to the nearest month, that the Early Retirement Date precedes the earlier of his sixty-second (62nd) birthday or his Normal Retirement Date, minus

          (iv) the sum of his Other Retirement Benefits;

provided, however, that for purposes of this Section 6 (b), the Compensation Committee may credit a Participant with additional complete years of Plan Participation, and may provide that a Participant's Normal Retirement Benefit shall in no event be less than the product obtained by multiplying the fraction prescribed by clause (ii), above, by an amount specified by the Committee. In the event of a Change in Control, the benefit described in clause
(i), above, will not be multiplied by the fraction described in clause (ii); clause (ii) will be eliminated from the formula for calculating the Early Retirement Benefit.

     Except as stated otherwise herein, the foregoing amendments shall be effective as of May 7, 1996. Except as amended herein, by that First Amendment date June 2, 1988, and by that Second Amendment dated January 17, 1990, the terms and provisions of said Plan shall remain in full force and effect.

     Executed this 22nd day of July, 1996.


                              DIAMOND SHAMROCK, INC.



                              By: /s/ WILLIAM R. KLESSE
                                      William R. Klesse
                                      Executive Vice President

W2803.LW